EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Reports Permitting Progress at Butte Highlands Gold Project in Montana

Coeur d’Alene, Idaho – September 25, 2014 – Timberline Resources Corporation (NYSE MKT: TLR; TSX-V: TBR) (“Timberline” or the “Company”) announced progress by the Montana Department of Environmental Quality (“MDEQ”) towards completion of the Final Environmental Impact Statement (the “Final EIS”) for the Butte Highlands Gold Project.  Two key mitigation issues on Fish Creek and Basin Creek have been addressed.

Montana Fish, Wildlife & Parks (MFWP) has responded to the MDEQ regarding mitigations proposed by Butte Highlands JV, LLC (“BHJV”) to address potential impacts to fishery resources near the proposed underground mine at the Butte Highlands Gold Project.  MFWP expressed initial concerns, in comments on the Draft Environmental Impact Statement (“Draft EIS”) as published in October, 2013, of potential impacts to groundwater and adjacent creeks resulting from dewatering of the proposed mine, and from termination of flow to Basin Creek resulting from closure of the historic mine portal.

MDEQ released a letter dated September 16, 2014 in which MFWP notes that “with the purported mitigation approaches and the intensive monitoring planned, we believe that the risks are low and manageable as proposed.”  BHJV, the operator of the project, has proposed additional water monitoring at strategic sites as indicators of potential groundwater and surface water impacts.  Mitigation measures have been developed in consultation with the MDEQ and in consideration of the interests of the consolidated City and County government of Butte-Silver Bow (“BSB”).

BHJV has agreed to install three additional monitoring wells for collection of data to provide early warning indication of potential groundwater level decreases and associated stream flow reductions in Fish Creek due to mine dewatering.  To support the proposed mitigation, BSB approved a Memorandum of Understanding (MOU) on September 24, 2014, wherein BSB has agreed that if flow reductions are recognized, BHJV will purchase water from BSB for flow augmentation.  As necessary, flow will be released from a nearby aqueduct operated by BSB to sustain fish habitats in Fish Creek.  The flow augmentation could be required for up to a seven to eight year period before the water table rebounds to its pre-mining level.

MFWP has also proposed mitigation for anticipated impacts resulting from closure of the historic mine portal and the elimination of the existing water discharge to nearby Basin Creek.  MFWP has proposed compensation for impacts through trout habitat restoration in nearby Blacktail Creek.  MFWP has also recognized that plugging of the historic mine portal will likely result in increased post-mining groundwater elevations and enhanced spring development which will support stream flows in each nearby basin.

The Company also reported that the United States Forest Service (“USFS”) has hired Hydro Solutions Inc. (HSI) as an independent contractor to assist with completion of the final Environmental Assessment (“EA”) for mineralized material haulage across the Beaverhead-Deer Lodge National Forest.  HSI is the same contractor employed by the MDEQ for completion of the Final EIS, so improved coordination between agencies is expected.

The Company was also notified that BSB has signed an MOU with BHJV wherein BSB will pursue a Federal Road and Trails Act (“FRTA”) easement with the USFS for portions of the Highland Road which is expected to be used by BHJV for material haulage.  The easement will allow transfer of road jurisdiction to BSB who also agreed in the MOU to enter a Road Use Agreement with BHJV.  The Agreement will govern the terms of use of the Highlands Road for mining activities.

The Company anticipates more information from the MDEQ and the USFS regarding a revised schedule within the next few weeks.

Timberline’s President and CEO, Paul Dircksen, commented, “These letters and agreements are positive, tangible evidence of the progress that is being made toward obtaining the necessary permits for underground gold mining at the Butte Highlands Gold Project.  This has been a difficult and arduous process, but we are pleased that the work of our team and the regulators on behalf of BHJV is showing advancement toward our ultimate objective.”

Timberline owns a 50-percent carried-to-production interest in BHJV, which owns the Butte Highlands Gold Project, located approximately 15 miles south of Butte, Montana, where mining is expected to commence following the issuance of the Final Hard Rock Operating Permit and the USFS approval of a road-use plan of operations for material haulage.  The project is located within a favorable geologic domain that has hosted several world-class, multi-million ounce gold deposits including Butte, Golden Sunlight, Montana Tunnels, and Virginia City.

Timberline’s joint venture partner has and is expected to continue to fund all mine development costs through to commercial production with Timberline's share of those costs to be repaid from proceeds of future mine production.  The Butte Highlands Gold Project is an example of Timberline’s strategy to participate in gold production through creative management and financial structures.  The Company expects to benefit from production without assuming the development risk and without dilutive equity financing or burdensome debt financing that would have been required if the Company had funded the development.

About Timberline Resources

Timberline Resources Corporation is exploring and developing advanced-stage gold properties in the western United States. Timberline holds a 50-percent carried interest ownership stake in the Butte Highlands Joint Venture in Montana. Timberline's exploration is primarily focused on the major gold districts of Nevada, where it is advancing its flagship Lookout Mountain Project toward a production decision while exploring a pipeline of quality earlier-stage projects at its South Eureka Property and elsewhere. Timberline management has a proven track record of discovering economic mineral deposits that are developed into profitable mines.

Timberline is listed on the NYSE MKT where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the Company’s expected permits and timing of permits and records of decision by the MDEQ and/or USFS at Butte Highlands, progress and timing of evaluations being done by MDEQ and/or USFS, completion of the Final EIS, sufficiency of the proposed mitigation measures, the estimated timing for flow augmentation, the level of post-mining groundwater elevations and enhanced spring

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development to support stream flows, the receipt of more information from the MDEQ regarding a revised schedule for completion of the Final EIS, commencement and timing of production at Butte Highlands, use of the Highland Road for material haulage, timing and information regarding a revised schedule from MDEQ and/or USFS, and the continuation of development and funding by the Company’s JV partner at Butte Highlands. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, whether or not the Company completes the acquisition of Wolfpack US, risks related to obtaining shareholder and regulatory approvals, market risks, risks and uncertainties related to mineral estimates, risks related to the inherently dangerous activity of mining, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2012.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:

Paul Dircksen, CEO

Phone: 208.664.4859

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